                                                                Exhibit 3.3


                              AMENDED AND RESTATED

                                    BY-LAWS

                                 ENAMELON, INC.
                            (A Delaware Corporation)



                                   ARTICLE I

                                    Offices

         SECTION 1. Registered Office. The registered office of the Corporation within the State of Delaware shall be in the City of Dover, County of Kent.

         SECTION 2. Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            Meetings of Stockholders

         SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

         SECTION 2. Annual Meeting. The Annual Meeting of the Stockholders shall be held at such place, either within or without the State of Delaware, and at such date and time as shall be designated by the Board of Directors from time to time subsequent to the year of incorporation and stated in the notice of meeting or in a duly executed waiver thereof. At such Annual Meeting, the Stockholders shall elect, by a plurality vote, that number of Directors equal to the number of Directors of the Class whose term expires at such meeting (or, if fewer, the number of Directors properly nominated and qualified for election) to hold office until the second succeeding Annual Meeting of Stockholders after their election, and may transact such other business as may properly be brought before the meeting.

         SECTION 3. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chairman of the Board, if one shall have been elected, or the President.

                              AMENDED AND RESTATED
                                    BY-LAWS
                                 ENAMELON, INC.
                                  (continued)

         SECTION 4. Notice of Meetings. Except as otherwise expressly required by statute, written notice of each annual and special meeting of the stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) or more than sixty (60) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

         SECTION 5. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 6. Quorum, Adjournments. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 7. Organization. At each meeting of the stockholders, the Chairman of the Board, if one shall have been elected, or in his absence or if one shall not have been elected, the President shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 8. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         SECTION 9. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of the stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the Corporation:

         (a) on the date fixed pursuant to the provisions of Section 6 of
Article V of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

         (b) if no such record date shall have been so fixed, then at the close of business on the date next

                              AMENDED AND RESTATED
                                    BY-LAWS
                                 ENAMELON, INC.
                                  (continued)

preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

         Each stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in fact but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive and count and tabulate all votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors shall determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors. The inspectors shall certify their determination as to the number of shares represented at the meeting, and their count of all votes and ballots. Inspectors need not be stockholders.

         SECTION 11. Action by Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of any applicable statute or pursuant to or in accordance with the Corporation's Certificate of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, and the action taken without such a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted.

ARTICLE III

                               Board of Directors

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         SECTION 2. Number, Qualifications, Election and Term of Office. The number of Directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors. Any decrease in the number of Directors in any Class shall be effective at the time of the next succeeding Annual Meeting of Stockholders at which that Class shall next stand for election. Directors need not be stockholders. The Directors shall be classified

                              AMENDED AND RESTATED
                                    BY-LAWS
                                 ENAMELON, INC.
                                  (continued)

with respect to the time for which they shall severally hold office into two classes as nearly equal in number as possible. Except as hereinafter otherwise provided for the filling of vacancies, the Class I Directors shall hold office for an initial term expiring at the 2000 Annual Meeting of Stockholders, and the Class II Directors shall hold office for an initial term expiring at the 1999 Annual Meeting of Stockholders, with the members of each Class of Directors to hold office until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Thereafter, at each Annual Meeting of Stockholders, the successors to the Class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the second year following the year of their election and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Increases and decreases in the number of Directors shall be apportioned between the Classes to make each Class as nearly equal as possible.

         SECTION 2A. Nominations for the Board. Nominations for the election of directors may be made by the Board of Directors or by a stockholder entitled to vote in the election of directors. A stockholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such stockholder's intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation with respect to an election to be held at an annual meeting of stockholders, not later than 120 nor more than 180 days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Corporation mails or otherwise gives notice of the date of such meeting).

         Each stockholder's notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder (a) is a holder of record of stock of the Corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified, had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such person to serve as a director.

         SECTION 3. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

         SECTION 4. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of such other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in
Section 7 of this Article III.

         SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

         SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, or by two or more directors of the Corporation or by the President.

                             AMENDED AND RESTATED
                                    BY-LAWS
                                ENAMELON, INC.
                                  (continued)

         SECTION 7. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these By-Laws, such notice need not state the purpose of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone, or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 8. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

         SECTION 9. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary, or, in his absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 11. Vacancies. Any vacancy in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of Directors or any other cause, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or the sole remaining Director. Each Director so elected shall hold office until the next Annual Meeting of Stockholders at which the term of the Class to which such Director has been elected expires and until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

         SECTION 12. Removal of Directors. The Stockholders may remove a Director only for cause, such removal to be effected at a Special Meeting of Stockholders called for that purpose. A Director may not be removed by the Board of Directors.

         SECTION 13. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including any executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular

                              AMENDED AND RESTATED
                                    BY-LAWS
                                 ENAMELON, INC.
                                  (continued)

minutes of its meetings and report the same to the Board of Directors.

         SECTION 14. Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

         SECTION 15. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

                                    Officers

                  SECTION 1. Number and Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall include the Chief Executive Officer, President, one or more Vice-Presidents, the Secretary, the Treasurer, and the Chairman of the Board of Directors. If the Board of Directors wishes it may also elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries), as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders, and until his successors shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

         SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the President or the Chief Executive officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

         SECTION 3. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

         SECTION 4. Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the Board, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors or of the stockholders. He shall advise and counsel with the President, and in his absence with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

         SECTION 5. The President. The President shall be the chief operating officer of the Corporation. He shall, in the absence of the Chairman of the Board or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders. He shall perform all duties incident to the office of President and chief executive officer and such other duties as may from time to time be assigned to him by the Board of Directors.

         SECTION 6. Chief Executive Officer. The Chief Executive Officer shall be a principal executive officer of the corporation with overall responsibility for all of the Corporation's activities. He shall perform all duties incident to the office of Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board of Directors.

                              AMENDED AND RESTATED
                                    BY-LAWS
                                 ENAMELON, INC.
                                  (continued)

         SECTION 7. Vice-Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the President. At the request of the Chief Executive Officer or President or in their absence or in the event of their inability or refusal to act, the Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

         SECTION 8.  Treasurer.  The Treasurer shall:

         (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

         (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

         (c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

         (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

         (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

         (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation; and

         (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 9.  Secretary.  The Secretary shall:

         (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

         (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

         (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all certificates for shares of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

         (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

         (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 10. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) , shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

                              AMENDED AND RESTATED
                                    BY-LAWS
                                 ENAMELON, INC.
                                  (continued)

         SECTION 11. The Assistant Secretary. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

         SECTION 12. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An Officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE V

                     Stock Certificates and their Transfer

         SECTION 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of the Corporation owned by him. The certificates representing shares shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice-President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent, or is registered by a registrar (other than the corporation or one of its employees), the signatures of the Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed any such certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

         SECTION 2. Books of Account and Record of Stockholders. There shall be kept correct and complete books and records of account of all the business and transactions of the Corporation. There shall also be kept, at the office of the Corporation or at the office of its transfer agent, a record containing the names and addresses of all stockholders of the Corporation, the number of shares of stock held by each, and the dates when they became the holders of record thereof.

         SECTION 3. Transfer of Shares. Transfer of shares of the Corporation shall be made on the records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose names shares shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to a transfer agent, such fact shall be noted on the records of the Corporation.

         SECTION 4. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signature of any of them.

         SECTION 5. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

         SECTION 6. Fixing of Record Date. The Board of Directors may fix, in advance, a date not more than sixty (60) nor less than ten (10) days before the date then fixed for the holding of any meeting of the stockholders of record of voting shares of stock at such time, and no others, shall be entitled to notice of and to vote at such

                              AMENDED AND RESTATED
                                    BY-LAWS
                                 ENAMELON, INC.
                                  (continued)

meeting. The Board of Directors may fix, in advance, a date not more than sixty
(60) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of any rights in respect of any change, conversion or exchange of stock, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, or allotment, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, or allotment.

         SECTION 7. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. The Board of Directors may, in its discretion, require such owner of his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of destruction of any such certificate, or the issuance of such new certificate.





                                   ARTICLE VI

                                Indemnification

         SECTION 1. General. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. Prepayment of Expenses. The Corporation shall pay the expenses incurred in defending any

                              AMENDED AND RESTATED
                                    BY-LAWS
                                 ENAMELON, INC.
                                  (continued)

proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

         SECTION 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 5. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         SECTION 6. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article VI.


                                  ARTICLE VII

                               General Provisions

         SECTION 1. Seal. The seal of the Corporation shall bear the name of the Corporation and shall be in such form as shall be approved by the Board of Directors.

         SECTION 2. Fiscal Year. The fiscal year of the Corporation shall commence January 1, but may thereafter be changed by resolution of the Board of Directors.

         SECTION 3. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

         SECTION 4. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.


                                  ARTICLE VIII

                                   Amendments

         These By-Laws may be amended or repealed or new By-Laws adopted (a) by action of the stockholders entitled to vote thereon at any annual or special meeting of stockholders or (b) by action of the Board of Directors at a regular or special meeting thereof. Any By-Law made by the Board of Directors may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.